EXHIBIT 23.4

PRICE WATERHOUSE
Chartered Accountants
1200 425 - 1st Street, S.W.
Calgary, Alberta T2P 3V7

403/267-100
telecopier: 403/233-0883

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 17, 1995, except for Notes 3,5,10(b),10(c) and 10(d) which are as of September 15, 1995 for Notes 3(a) and 10(c), December 1, 1995, for Notes 3(b) and 10(b) and December 29, 1995 for Notes 5 and 10(d) relating to the financial statements of CAPCO Resources Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse

Chartered Accountants

April 30, 1997